November 7, 1997                            CONTACT:  Elizabeth Connolly
FOR IMMEDIATE RELEASE                                 804-228-5600




     OPEN PLAN SYSTEMS, INC. ANNOUNCES ELECTION OF CHIEF OPERATING OFFICER RICHMOND, VIRGINIA (November 7, 1997)- Stan A. Fischer, Chairman and Chief Executive Officer of Open Plan Systems, Inc. announced today that Paul A. Covert has been elected President and Chief Operating Officer.

     Covert, 34, had been President of TFM Remanufactured Furniture (TFM) in Lansing, Michigan since 1988. TFM has been a wholly owned subsidiary of Open Plan since 1996. Covert and his family will be relocating to Richmond in the near future.

     Open Plan Systems, Inc. remanufactures and markets modular office work stations through a network of company-owned sales offices and selected dealers. Work stations consist of moveable panels, work surfaces, storage units, lighting and electrical distribution combined into a single integrated unit. The Company's goal is to become the dominant independent remanufacturer of work stations in the United States.